As filed with the Securities and Exchange Commission on June 10, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

rue21, inc.
(Exact name of registrant as specified in its charter)

Delaware	25-1311645
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
800 Commonwealth Drive
Warrendale, Pennsylvania 15086
(724) 776-9780
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert N. Fisch
President and Chief Executive Officer
rue21, inc.
800 Commonwealth Drive
Warrendale, Pennsylvania 15086
(724) 776-9780
(724) 776-9852 (facsimile)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joshua N. Korff, Esq.
Jason K. Zachary, Esq.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4800
(212) 446-6460 (facsimile)

Approximate date of commencement of proposed sale to the public:  From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Proposed Maximum
Title of Each Class of Securities	Amount to	Offering Price	Maximum Aggregate Offering	Amount of Registration
to be Registered	be Registered(1)	Per Share(1)	Price(1)	Fee
Common Stock, $0.001 par value per share	7,091,919 shares	$32.45(2)	$230,132,772(2)	$26,718(2)

(1)	We are registering 7,091,919 shares of our common stock that may be offered pursuant to this registration statement by the selling stockholders. In accordance with Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices of the common stock on The NASDAQ Global Select Market on June 8, 2011.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 10, 2011

PROSPECTUS

7,091,919 Shares

rue21, inc.

Common Stock

The selling stockholders named herein may offer and sell from time to time up to 7,091,919 shares of our common stock covered by this prospectus. The selling stockholders will receive all of the proceeds from any sales of its shares. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. We will bear a portion of the expenses of the offering of common stock, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares in the section entitled “Plan of Distribution” beginning on page 6.

Our common stock is traded on The NASDAQ Global Select Market under the symbol “rue.” On June 9, 2011, the last reported sale price of our common stock on The NASDAQ Global Select Market was $31.47 per share.

Investing in our common stock involves risks.  See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Specific information about the terms of an offering will be included in a prospectus or a prospectus supplement relating to each offering of shares. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus, any applicable prospectus supplements and any related free writing prospectus we prepare or authorize. Neither we, the selling stockholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein.

The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock.

This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

Unless the context otherwise indicates, the terms “rue21,” “Company,” “we,” “us,” and “our” as used in this prospectus refer to rue21, inc. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

i

OUR COMPANY

rue21 is a leading specialty apparel retailer offering exclusive branded merchandise and the newest trends for girls and guys at a great value. We were originally founded in 1976 as a value-focused specialty apparel retailer. In 1998, we were acquired by certain funds now advised by Apax Partners, through SKM Equity Fund II, L.P. and SKM Investment Fund II. In 2001, our current President and Chief Executive Officer, Bob Fisch, joined us. Upon his hiring, Bob Fisch began repositioning our company by aligning our stores under one brand name, strengthening our management team, honing our fashion value merchandise approach and refocusing our store growth strategy. In late 2006, we introduced our larger rue21 etc! store layout, which averages approximately 5,000 square feet and features a separate store-in-store for our rue21 etc! girls jewelry and accessories category. As of May 28, 2011, we operated 695 stores in 46 states. Our stores are located in strip centers, regional malls and outlet centers.

Our merchandise is designed to appeal to 11 to 17 year olds who aspire to be “21” and adults who want to look and feel “21.” We react quickly to market trends and our daily shipments ensure there is always new merchandise for our customers to discover. In addition, we offer our own brands, such as rue21 etc!, Carbon, and tarea, to create merchandise excitement and differentiation in our stores. The energy in our stores and our focus on customer service, combined with our great value products, keep our customers returning to us. Through viral marketing and our interactive website, we continue to build a rueCommunity with a loyal customer base that will drive our growth into the future. The company and customer culture we have created invokes only one simple thought in the minds of most.....Do you rue? I do!

We operate on a fiscal calendar widely used by the retail industry that results in a given fiscal year consisting of a 52- or 53-week period ending on the Saturday closest to January 31 of the following year. For example, references to “fiscal year 2010” refer to the fiscal year ended January 29, 2011 and “fiscal year 2009” refer to the fiscal year ended January 30, 2010.

Our principal executive offices are located at 800 Commonwealth Drive, Warrendale, Pennsylvania 15086, and our telephone number is (724) 776-9780. Our website address is www.rue21.com. The information found on our website is not part of this prospectus.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein which may be amended, supplemented or superceded from time to time by other reports we file with the Securities and Exchange Commission in the future. In particular, you should consider the risk factors described in our Annual Report on Form 10-K for the fiscal year ended January 29, 2011 and certain of our other filings with the Securities and Exchange Commission. See “Incorporation of Certain Information by Reference.” The risks and uncertainties described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

In most cases, you can identify forward looking statements by the following words: “may,” “will,” “would,” “should,” “expect,” “anticipate,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “on-going” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or state other “forward-looking” information based on currently available information.

There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” in this prospectus, any documents incorporated by reference herein and the following factors:

•	failure to identify and respond to new and changing fashion trends, customer preferences and other related factors;

•	failure to successfully execute our growth strategy, due to delays in store growth and store conversions, difficulties executing sales and operating profit margin initiatives and inventory shrinkage prevention;

•	failure to protect our brand image;

•	failure of our new stores or the conversion of our existing stores to achieve sales and operating levels consistent with our expectations;

•	economic conditions, and their effect on the financial and capital markets, our vendors and business partners, employment levels, consumer demand, spending patterns, inflation and the cost of goods;

•	our loss of key personnel or our inability to hire additional personnel;

•	risks and challenges in connection with sourcing merchandise from third party domestic and foreign vendors, including the risk that current or prospective vendors may be unable or unwilling to supply us with adequate quantities of their merchandise in a timely manner or at acceptable prices;

•	our level of success in gaining and maintaining broad market acceptance of our exclusive brands;

•	seasonality of our business;

•	increases in costs of raw materials for our merchandise, fuel, or other energy, transportation or utilities costs and in the costs of labor and employment;

•	the impact of governmental laws and regulations and the outcomes of legal proceedings;

•	disruptions in our supply chain and distribution facility;

•	damage or interruption to our information systems;

•	changes in the competitive environment in our industry and the markets in which we operate;

•	natural disasters, unusually adverse weather conditions, pandemic outbreaks, boycotts and geo-political events;

•	the incurrence of material uninsured losses or excessive insurance costs; and

•	failure to maintain effective internal controls.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other statements that are included under the heading “Risk Factors” included in this prospectus and the documents incorporated by reference herein.

You should read these risk factors and the other cautionary statements made in this prospectus as being applicable to all related forward looking statements wherever they appear in this prospectus. We cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except to the extent required by applicable securities law.

USE OF PROCEEDS

All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their own account. We will not receive any of the proceeds from these sales. We will bear a portion of the expenses of the offering of common stock, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

SELLING STOCKHOLDERS

Beneficial Ownership

This prospectus relates to the possible resale of up to 7,091,919 shares of our common stock by funds advised by Apax Partners, L.P. The funds advised by Apax Partners. L.P. received the shares of our common stock that may be resold pursuant to this prospectus in connection with their indirect investments in the Company from 1998 through 2002. John F. Megrue, Jr., the chief executive officer of Apax Partners in the United States, and Alex Pellegrini, a partner of Apax Partners, are members of our board of directors.

Information about additional selling stockholders, if any, including their identities and the common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the Securities and Exchange Commission under the Exchange Act that are incorporated by reference into this prospectus. Such selling stockholders may include our executive officers and our directors each of whom acquired their shares (or securities exercisable into shares of common stock) in 2001 in connection with their indirect investment in the Company, as a result of equity grants made by us, or upon employment with us.

All of the common stock to be offered by the selling stockholders under the registration statement of which this prospectus is a part (or securities convertible into such common stock) is issued and outstanding as of the date of the filing of the registration statement of which this prospectus is a part. Selling stockholders shall not sell any of our common stock pursuant to this prospectus until we have identified such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their common stock pursuant to any available exemption from the registration requirements of the Securities Act.

The following table sets forth information with respect to the beneficial ownership of our common stock held as of May 23, 2011 by the funds advised by Apax Partners, the number of shares being offered hereby and information with respect to shares to be beneficially owned by the funds advised by Apax Partners assuming all the shares registered hereunder are sold. The percentages in the following table reflect the shares beneficially owned by the funds advised by Apax Partners as a percentage of the total number of shares of our common stock outstanding as of May 23, 2011.

Shares
	Shares Beneficially Owned		Registered	Shares Beneficially Owned
	Prior to the Offering		Hereby	After the Offering(1)
Name	Number	Percentage	Number	Number	Percentage

Funds advised by Apax Partners L.P.(2)	7,091,919	29.1%	7,091,919	—	—%
601 Lexington Avenue, 53rd Floor New York, New York 10022

(1)	Assumes that the funds advised by Apax Partners dispose of all the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the funds advised by Apax Partners will sell all or any portion of the shares covered by this prospectus.

(2)	Includes 6,952,861.2 shares of common stock held by SKM Equity Fund II, L.P. and 139,057.8 shares of common stock held by SKM Investment Fund II. SKM Equity Fund II, L.P. and SKM Investment Fund II are funds advised by Apax Partners, L.P. (“Apax Partners”). Apax Partners may be deemed to be the beneficial owner of shares beneficially owned by SKM Equity Fund II, L.P. and SKM Investment Fund II, but

disclaims such beneficial ownership pursuant to rules under the Securities Exchange Act of 1934, as amended. Mr. Megrue is the chief executive officer of Apax Partners in the United States and Mr. Pellegrini is a partner of Apax Partners, and each may be deemed to be the beneficial owners of shares owned by SKM Equity Fund II, L.P. and SKM Investment Fund II. Both Messrs. Megrue and Pellegrini disclaim beneficial ownership of any securities owned by SKM Equity Fund II, L.P. or SKM Investment Fund II.

Material Relationships

Shareholders’ Agreement

In May 2003, we entered into a shareholders’ agreement with SKM Equity Fund II, L.P. and SKM Investment Fund II as funds advised by Apax Partners, BNP Paribas of North America, Inc., UnionBalCal Equities, Inc., National City Bank of Pennsylvania and persons who become shareholders of our company from time to time. Under this agreement, holders of our common stock are subject to contractual restrictions relating to their proposed transfer of our capital stock. This agreement also provides for certain rights of first refusal and co-sale relating to the shares of our common stock held by the parties thereto. Upon completion of our initial public offering, the right of first refusal and co-sale provisions of the shareholders agreement terminated pursuant to the terms of the shareholders’ agreement. In addition, the shareholders’ agreement provided for certain rights relating to the sale of our company and certain preemptive rights, which terminated pursuant to the terms of the shareholders’ agreement.

The election of the members of our board of directors by funds advised by Apax Partners is also governed by the shareholders’ agreement and related provisions of our amended and restated articles of incorporation. Upon completion of our initial public offering, the provisions of the shareholders’ agreement related to the election of the members of our board of directors by funds advised by Apax Partners terminated in its entirety pursuant to the terms of the shareholders’ agreement and our amended and restated certificate of incorporation was further amended and restated such that none of our stockholders have any special rights regarding the election or designation of members of our board of directors.

Agreements with Apax Partners

In May 2003, we entered into a letter agreement with Apax Partners, L.P. as successor to Saunders Karp & Megrue, LLC, relating to financial advisory services to be provided to us from time to time. Under the letter agreement, we have agreed to pay an annual fee of $250,000 to Apax Partners and to reimburse Apax Partners for all reasonable out-of-pocket expenses incurred in connection with the letter agreement. In addition, the letter agreement provides for customary indemnification provisions and terminates once Apax Partners and its affiliates beneficially own, collectively, less than 25% our voting common stock. The letter agreement was terminated in connection with our initial public offering and Apax Partners was paid a termination fee of $1.5 million. Our indemnification obligations contained in the letter agreement survived the termination of the letter agreement.

Non-Employee Director Fees

Historically, Apax Partners, of which Mr. Megrue is chief executive officer in the United States and Mr. Pellegrini is a partner, received fees from us pursuant to a letter agreement for financial advisory services performed by Apax Partners. This letter agreement was terminated in November 2009. No fees other than reimbursable travel expenses to our board of director meetings were paid by us to Messrs. Megrue or Pellegrini in fiscal year 2010.

Our executive officers who are members of our board of directors and the directors who continue to provide services to, or are affiliated with, Apax Partners or funds advised by Apax Partners, do not receive compensation from us for their service on our board of directors. Accordingly, Messrs. Fisch, Megrue and Pellegrini do not receive compensation from us for their service on our board of directors.

Directors and Officers

We indemnify each of our current directors and executive officers to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. John F. Megrue, Jr., the chief executive officer of Apax Partners in the United States, and Alex Pellegrini, a partner of Apax Partners, are members of our board of directors. For a description of the ownership of funds advised by Apax Partners, see footnote (2) to the table under the heading “— Beneficial Ownership.”

PLAN OF DISTRIBUTION

We are registering 7,091,919 shares of our common stock for possible sale by the selling stockholders. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

The selling stockholders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on The NASDAQ Global Select Market, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on The NASDAQ Global Select Market or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act.

We will bear a portion of the expenses of the offering of common stock, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares. Upon our notification by the selling stockholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling stockholder;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

In addition, upon being notified by the selling stockholders that a donee, pledgee, transferee, other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

The selling stockholders are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP (a partnership that includes professional corporations), New York, New York. Certain partners of Kirkland & Ellis LLP are members of a limited partnership that is an investor in one or more investment funds advised by Apax Partners. Kirkland & Ellis LLP represents entities affiliated with Apax Partners and its affiliates in connection with various legal matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the applicable prospectus supplement, if any.

EXPERTS

The consolidated financial statements appearing in rue21, inc. and subsidiaries’ Annual Report on Form 10-K for the fiscal year ended January 29, 2011, and the effectiveness of rue21, inc. and subsidiaries’ internal control over financial reporting as of January 29, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth on their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of Ernst & Young LLP as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended January 29, 2011 filed with the SEC on March 29, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended April 30, 2011 filed with the SEC on June 6, 2011;

•	portions of our Definitive Proxy Statement on Schedule 14A filed on April 29, 2011, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended January 29, 2011;

•	our Current Report on Form 8-K filed with the SEC on April 25, 2011; and

•	the description of our common stock, $0.001 par value per share, included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Company’s Registration Statement on Form S-1, initially filed with the SEC on September 10, 2009 (Registration No. 333-161850), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on November 10, 2009 (File No. 001-34536).

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

rue21, inc.
800 Commonwealth Drive
Warrendale, Pennsylvania 15086
(724) 776-9780
Attention: Vice President and General Counsel

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by rue21, inc. in connection with the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee		$26,718
Printing expense			*
Accounting fees and expense			*
Legal fees and expense			*
Miscellaneous expenses			*

Total	$		*

*	These fees are calculated based upon the number of issuances in applicable offerings and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 102(b)(7) of the General Corporation Law of the State of Delaware, or DGCL, allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our amended and restated certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

We indemnify each of our current directors and officers to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

In addition, a proposed form of purchase agreement or underwriting agreement filed as an exhibit in connection with an underwritten offering of the shares offered hereunder may provide for indemnification to our directors and officers by the underwriters against certain liabilities.

Item 16.	Exhibits.

Reference is made to the attached Exhibit Index.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrendale, State of Pennsylvania, on June 10, 2011.

rue21, inc.

/s/  Robert N. Fisch
Name:     Robert N. Fisch

Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith A. McDonough and Stacy B. Siegal, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on June 10, 2011:

Name	Title

/s/ Robert N. Fisch Robert N. Fisch	Chairman, President and Chief Executive Officer (principal executive officer)

/s/ Keith A. McDonough Keith A. McDonough	Senior Vice President Finance and Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Arnold S. Barron Arnold S. Barron	Director

/s/ Macon F. Brock Macon F. Brock	Director

/s/ Bruce L. Hartman Bruce L. Hartman	Director

/s/ John F. Megrue, Jr. John F. Megrue, Jr.	Director

/s/ Alex S. Pellegrini Alex S. Pellegrini	Director

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*
4.1	Amended and Restated Certificate of Incorporation of rue21, inc. (incorporated by reference to Exhibit 4.1 to rue21, inc.’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-164401) filed with the SEC on February 19, 2010).
4.2	Amended and Restated By-laws of rue21, inc. (incorporated by reference to Exhibit 4.2 to rue21, inc.’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-164401) filed with the SEC on February 19, 2010).
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to rue21, inc.’s Amendment No. 5 to Registration Statement on Form S-1 (Registration No. 333-161850) filed with the SEC on November 10, 2009).
5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).
24.1	Powers of attorney (included on the signature pages of the Registration Statement)

*	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.